UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2015, the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Eva S. Hardy as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Ms. Hardy will serve until the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) and until her successor is duly elected and qualifies. Ms. Hardy also will serve on the Board’s Compensation Committee.

Ms. Hardy retired as executive vice president of Public Policy and Corporate Communications at Dominion Resources in 2008, after 20 years as an executive with the company, where she was responsible for local, state and federal regulations in all states where Dominion did business, as well as media, communications and advertising. In addition to her private sector experience, Ms. Hardy spent 17 years in local and state government. Ms. Hardy currently serves on the VCU Health Systems Authority, the Virginia Community College Foundation, and the Virginia Commonwealth Higher Education Board Appointments Committee. Ms. Hardy received a bachelor’s degree in political science from Hood College in Frederick, MD and a master’s degree in government and public administration from the American University, Washington, DC.

In connection with her appointment, Ms. Hardy received a grant of $6,730 in restricted shares of the Company’s common stock under the Armada Hoffler Properties, Inc. 2013 Equity Incentive Plan, which will vest on the date of the 2015 Annual Meeting, subject to Ms. Hardy’s continued service on the Board. Ms. Hardy’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Ms. Hardy also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed on November 12, 2013.

There were no arrangements or understandings between Ms. Hardy and any other persons pursuant to which Ms. Hardy was selected as a director. Neither Ms. Hardy nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: March 13, 2015	/S/ Eric L. Smith
Eric L. Smith

Vice President of Operations and Secretary